UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

Emerald Expositions Events, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 7.01 Regulation FD Disclosure.

On July 22, 2019, Emerald Expositions Events, Inc. (the “Company”) issued an internal announcement to its employees regarding the hiring of three new members of senior management and a reorganization of the Company’s business into more aligned portfolios, which necessitates various employee departures, promotions, and changes in job duties, responsibilities, and reporting lines.  Among other information, the internal announcement included the information being furnished below under this Item 7.01 of Form 8-K.

The Company announced that it is grouping numerous brands and events under the leadership of incoming EVP, Retail, Lori Silva.  For the last three years, Lori has been the Managing Director of Informa’s Advanced Manufacturing Group.  She has more than 30 years’ experience in the events business, having previously worked at CMP, Miller Freeman and UBM.  Lori will report to Sally Shankland, CEO.  Also joining the Company and reporting to the CEO is Jessica Blue.  Jessica will be EVP, Emerald Connect, with a diverse portfolio of brands under her leadership.  She has more than 20 years’ experience in the events industry, having previously worked at CMP, Miller Freeman and Advanstar. For the last four years, she has held the position of Senior Vice President of Informa’s Global Licensing Group.  Finally, the Company announced that Amy Sklar will join as EVP, Customer Solutions, and will report to the CEO.  Amy has more than 20 years’ experience in sales and management of events and media businesses, including with CMP, UBM and, most recently, Informa, where she was Group SVP, Advanced Manufacturing Communities. The Company expects each of these three new hire EVPs to start employment in August or early September.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2019		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary